Exhibit 99.1

Contact:

Dan Foley – Investors

Alberto Lopez — Media

Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
(702) 407-6370	(702) 407-6344

Release #HET 11-0580

Harrah’s Entertainment Declares Quarterly Cash Dividend

LAS VEGAS – November 3, 2005 – The board of directors of Harrah’s Entertainment, Inc. (NYSE:HET) declared a regular quarterly cash dividend of $0.3625 per share, payable November 23, 2005, to shareholders of record as of the close of business on November 9, 2005.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment.  Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site — www.harrahs.com.